UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

GOODRICH CORPORATION
 (Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director; Director Plan, Contract or Arrangement

Election of Director

On June 1, 2009, upon the recommendation of the Committee on Governance, our Board of Directors elected Carolyn Corvi, a retired executive of The Boeing Company, to serve as a Director. Ms. Corvi was also appointed to serve as a member of the Audit Review Committee and the Compensation Committee of the Board of Directors. With this election, the Board of Directors increased the size of the Board to 12 members.

Ms. Corvi brings to Goodrich’s Board extensive experience in high level leadership roles gained during her 34-year career at Boeing. From 2005 until her retirement in 2008, Ms. Corvi served as vice president and general manager, airplane production, commercial airplanes and was responsible for leading Boeing Commercial Airplanes’ fully integrated production from design through production and delivery. For 2008, Goodrich’s direct and indirect sales to Boeing totaled approximately 14% of the Company’s total consolidated sales of approximately $7 billion.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION
(Registrant)

Date: June 3, 2009

By: /s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger
Assistant Secretary